AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 2003
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.)

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          Rule 14a-6(e)(2))
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     |X|  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to Rule 14a-12

                             HERCULES INCORPORATED
                (Name of Registrant as Specified in Its Charter)

             THE HERCULES SHAREHOLDERS' COMMITTEE FOR NEW MANAGEMENT
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE
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The Hercules Shareholders' Committee For NEW Management * 17 State Street *
New York, New York 10004

Contact:   Chris Hayden, Georgeson Shareholder Communications Inc.
           212-440-9850

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NEW YORK,  NY, JULY 24, 2003 - In  response  to the  Gabelli  announcement  this morning with respect to Hercules Incorporated (NYSE: HPC), The Hercules Shareholders' Committee for New Management released the following statement:

         "We very much appreciate Mr. Gabelli's support for two of our nominees and his endorsement of a number of our positions. Unfortunately, his "splitting of the baby" solution -- a split Board with a swing director -- can never be, as King Solomon demonstrated, the right answer. We strongly believe that a deadlocked Board would be detrimental to the interests of the Company and its shareholders, and should this remain Mr. Gabelli's final position, our Committee's nominees intend to step aside at or prior to the commencement of tomorrow's Annual Meeting."